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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to this Firm) included in or made a part of this registration statement.


Arthur Andersen LLP

Salt Lake City, Utah
August 25, 2000